Exhibit 10.6 1614657673.2 SEVENTH AMENDMENT TO PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (454.31 Acres +/- in Village 2 of Tule Springs) THIS SEVENTH AMENDMENT TO PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this “Amendment”) is made and entered into as of October 18, 2024 (the “Amendment Effective Date”), by and among PACIFIC OAK SOR TULE SPRINGS OWNER TRS, LLC, a Delaware limited liability company (“Parcel 2.09A Seller”), and PACIFIC OAK SOR TULE SPRINGS VILLAGE 2 PARCELS OWNER, LLC, a Delaware limited liability company (“Remainder Seller”, and together with Parcel 2.09A Seller, individually or collectively as context requires, “Seller”), and KB HOME LAS VEGAS INC., a Nevada corporation (“KB Home” or “Buyer”), with respect to the transactions contemplated by this Amendment. RECITALS A. Seller, KB Home, and Tri Pointe Homes Nevada, Inc., a Nevada corporation (“Tri Pointe”) entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions dated as of March 10, 2024 (the “Original Purchase Agreement”), as amended by that certain First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions dated as of June 17, 2024 (the “First Amendment”), as further amended by that certain Second Amendment to Purchase and Sale Agreement and Joint Escrow Instructions dated as of June 21, 2024 (the “Second Amendment”), as further amended by that certain Third Amendment to Purchase and Sale Agreement and Joint Escrow Instructions dated as of August 16, 2024 (the “Third Amendment”), as further amended by that certain Fourth Amendment to Purchase and Sale Agreement and Joint Escrow Instructions dated as of September 17, 2024 (the “Fourth Amendment”), as further amended by that certain Fifth Amendment to Purchase and Sale Agreement and Joint Escrow Instructions dated as of September 30, 2024 (the “Fifth Amendment”), and as further amended by that certain Sixth Amendment to Purchase and Sale Agreement and Joint Escrow Instructions dated as of October 14, 2024 (the “Sixth Amendment” and together with the Original Purchase Agreement, First Amendment, Second Amendment, Third Amendment, Fourth Amendment, and Fifth Amendment, collectively, the “Purchase Agreement”). All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Purchase Agreement. B. Pursuant to the Second Amendment, Tri Pointe exited the transaction and KB Home became the only Buyer. C. Seller and Buyer desire to further modify the terms of the Purchase Agreement as more particularly set forth in this Amendment. Among other modifications, Buyer is exiting due diligence upon signing this Amendment, Buyer is acquiring the Property in three phases instead of two, and the parties are changing the closing dates for each phase. AGREEMENTS NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intended to be legally bound, Seller and Buyer hereby agree as follows: SMRH:4880-9479-5224.22 -2- 101824 39ZR-379857 1614657673.2 1. Recitals. The Recitals set forth above are hereby incorporated herein by reference as if the same were fully set forth herein. WAIVER OF DUE DILIGENCE 2. Expiration of Due Diligence Period. Buyer acknowledges and agrees that the Due Diligence Termination Date has expired as of the Amendment Effective Date and, therefore, in accordance with Section 3.3 of the Purchase Agreement, Buyer shall be deemed to be satisfied with all aspects of the Real Property and Buyer shall be obligated to acquire the Real Property in accordance with, and subject to, the provisions of the Purchase Agreement and this Amendment. 3. Waiver of Right to Terminate. Buyer acknowledges and agrees that it wishes to proceed with the acquisition of the Property subject to and in accordance with the terms and conditions of the Purchase Agreement. This Amendment shall constitute Buyer's Approval Notice and Buyer’s waiver of its right to terminate the Purchase Agreement pursuant to Section 3.3 thereof. NEW PHASING, CLOSING DATES, DEPOSIT, PRICE ALLOCATION 4. Closing in Three Phases. The Purchase Agreement currently contemplates that the Property will be purchased and sold in two (2) phases. Notwithstanding anything in the Purchase Agreement to the contrary, Buyer has requested, and Seller has agreed, to proceed with the purchase and sale of the Property in three (3) phases, as more particularly described in this Amendment. Phase 1, the Phase 1 Property, and the Phase 1 Purchase Price have not changed. Phase 2 and the Phase 2 Property shall be approximately 130.77 gross acres as shown on the phasing plan attached hereto as Exhibit B-3 (the “New Phasing Plan”), which shall supersede and replace Exhibit B-3 attached to the Purchase Agreement. The remainder of the original Phase 2 and the Phase 2 Property shall be new “Phase 3” and “Phase 3 Property”, comprising of approximately 111.40 gross acres as shown on the New Phasing Plan. Accordingly, all references in the Purchase Agreement to Phase 2 or the Phase 2 Property shall refer to Phase 2 as shown in the New Phasing Plan, and all references to Phase 3 or the Phase 3 Property in this Amendment shall refer to Phase 3 as shown in the New Phasing Plan. Finally, the provisions of the Purchase Agreement shall be reasonably interpreted to refer to the Closing in three (3) Phases, and the provisions of the Purchase Agreement shall apply to each Closing and the portion of Property purchased at such Closing, as applicable. For example, in Section 1.1 of the Purchase Agreement (which only specifically references the Phase 1 Closing), if the Purchase Agreement is terminated after the Phase 2 Closing but before the Phase 3 Closing, Section 1.1 would be interpreted to mean that the termination would relate solely to the Phase 3 Property and would not apply to matters pertaining to the Phase 1 Property and the Phase 2 Property that survive (or are deemed to survive) the Phase 1 Closing and the Phase 2 Closing. 5. Closing Date. Section 7.1 of the Purchase Agreement shall be, and hereby is, deleted in its entirety and the following paragraph shall be substituted in its place: “Subject to the provisions of this Agreement, (a) the Phase 1 Closing shall occur on December 3, 2024 (the “Phase 1 Closing Date”), (b) the Phase 2 Closing shall occur on December 1, 2026 (the “Phase 2 Closing Date”; and (c) the closing of the Phase 3 Property “the “Phase 3 Closing” shall occur on December 1, 2027 (the “Phase 3 Closing Date”, and together with the Phase 1 Closing Date and Phase 2 SMRH:4880-9479-5224.22 -3- 101824 39ZR-379857 1614657673.2 Closing Date, collectively referred to herein as, a “Closing Date”). Notwithstanding the foregoing, Buyer shall have the right to elect to accelerate the Closing Date for any Phase by providing Seller with at least thirty (30) days’ prior written notice, or such other notice period as the parties may mutually agree upon in writing, which written notice shall set forth the new Closing Date. 6. Definitions and Phrases. As of the Amendment Effective Date, unless specifically amended by this Amendment, all references in the Purchase Agreement to the following defined terms and phrases shall be amended as follows: (a) the phrase “Phase 1 or Phase 2” shall be deemed to refer to “Phase 1, Phase 2, or Phase 3”, as applicable, (b) the phrase “Phase 1 Property or Phase 2 Property” shall be deemed to refer to “Phase 1 Property, Phase 2 Property, or Phase 3 Property”, as applicable; (c) the phrase “Phase 1 Closing and Phase 2 Closing” shall be deemed to refer to the “Phase 1 Closing, Phase 2 Closing, and Phase 3 Closing”, as applicable; (d) the phrase “either Closing” shall be deemed to refer to “each Closing”, (d) “Closing” and “each Closing” shall collectively mean the Phase 1 Closing, Phase 2 Closing, and Phase 3 Closing, as applicable, and (e) the phrase “neither Closing” shall be deemed to refer to “none of the Closings”. 7. Deposit. Escrow Agent is currently holding the following portions of the Deposit in Escrow, in an aggregate amount of $2,400,000.00: (i) the Initial Deposit in the amount of $2,000,000.00, and (ii) the first installment of the Additional Deposit in the amount of $500,000.00, minus the $100,000.00 portion of the Initial Deposit that was nonrefundable to Buyer pursuant to the Second Amendment and released to Seller pursuant to the Third Amendment (the “Released Initial Deposit”). Notwithstanding anything stated to the contrary in the Purchase Agreement, Buyer shall deliver the remaining Deposit in two tranches as follows: (x) no later than 2 business days after the Amendment Effective Date, Buyer shall deposit into Escrow an additional sum of Two Million Six Hundred Thousand and No/100 Dollars ($2,600,000.00), which amount together with the existing $2,400,000.00 amount held in escrow shall become nonrefundable to Buyer (i.e. $5,000,000.00), except in the event the Purchase Agreement is terminated due to a default by Seller; and (y) at the Phase 1 Closing, Buyer shall deposit into Escrow the sum of Five Million and No/100 Dollars ($5,000,000.00). Subject to the timely delivery of the Parent Guaranty (defined below), at the Phase 1 Closing, the full amount of the Deposit then in Escrow (i.e., $10,000,000.00) shall be released to Seller and Escrow Agent is hereby directed to remit the Deposit to Seller without further instruction from Buyer or Seller. Notwithstanding the foregoing, the Deposit released to Seller shall be returned to Buyer if the Purchase Agreement is terminated due to a default by Seller, and Seller shall cause Pacific Oak SOR Properties, LLC, a Delaware limited liability company (the indirect 100% owner of Seller), to guarantee such payment obligations by executing and delivering a payment guaranty in favor of Buyer no later than November 25, 2024, in the form of Schedule 7 attached hereto made a part hereof (“Payment Guaranty”). The provisions of this Section 7 shall survive the termination of the Purchase Agreement. Notwithstanding anything to the contrary contained in the Purchase Agreement, including, without limitation, Sections 2.3.3, 2.4.2, and 7.4.1.2 thereof, the Deposit shall not be applicable to the Phase 2 Purchase Price at the Phase 2 Closing but shall be applicable to and fully credited against the Phase 3 Purchase Price at the Phase 3 Closing. SMRH:4880-9479-5224.22 -4- 101824 39ZR-379857 1614657673.2 8. Purchase Price; Construction Exactions. Notwithstanding anything stated to the contrary in the Purchase Agreement, including Sections 1.3.1, 1.3.2, 2.3.3, 2.4, 2.6, and 7.4.1.2 thereof, the allocation and payment of the Purchase Price and Construction Exactions shall be amended as follows: 8.1 Phase 1 Property. Phase 1 and the Phase 1 Property shall remain at 212.14 gross acres and the Phase 1 Purchase Price shall remain as Ninety-One Million Fifty-Five Thousand Two Hundred Twenty-Seven and No/100 ($91,055,227.00). At the Phase 1 Closing, Buyer shall pay cash in an amount equal to (i) the Phase 1 Purchase Price, (ii) the Phase 1 Construction Exaction Amount, and (iii) all of the applicable Buyer’s Closing Costs for the Phase 1 Property (and otherwise sufficient to close the transaction contemplated herein), as contemplated in the Purchase Agreement. 8.2 Phase 2 Property. Phase 2 and the Phase 2 Property shall be approximately 130.77 gross acres, and the Phase 2 Purchase Price shall be Fifty-Two Million Two Hundred Ninety Thousand Five Hundred Forty-Six and No/100 Dollars ($52,290,546.00). At the Phase 2 Closing, Buyer shall pay cash in an amount equal to (i) the Phase 2 Purchase Price, (ii) the Phase 2 Construction Exaction Amount, and (iii) all of the applicable Buyer’s Closing Costs for the Phase 2 Property (and otherwise sufficient to close the transaction contemplated herein). The Phase 2 Construction Exaction Amount set forth in Section 2.6 of the Purchase Agreement shall remain unchanged, and the full Phase 2 Construction Exaction Amount is to be paid at the Phase 2 Closing. 8.3 Phase 3 Property. Phase 3 and the Phase 3 Property shall be approximately 111.40 gross acres, and the “Phase 3 Purchase Price” shall be Fifty-One Million Six Hundred Fifty-Four Thousand Two Hundred Twenty-Seven and No/100 Dollars ($51,654,227.00). At the Phase 3 Closing, Buyer shall pay cash in an amount equal to (i) the Phase 3 Purchase Price less the Deposit (except for the Additional Extension Deposit previously released to Seller in the amount of $100,000.00, which shall not be applicable to the Purchase Price to be paid at Closing, as provided in the Third Amendment), and (ii) all of the applicable Buyer’s Closing Costs for the Phase 3 Property (and otherwise sufficient to close the transaction contemplated herein). No Construction Exactions will be paid at the Phase 3 Closing. 8.4 No Land Exactions. For the avoidance of doubt, Seller waived and Buyer is not paying any “land exactions” as set forth in Section 2.6 of the Purchase Agreement. 8.5 Potential Phase 2 Closing Credit. Buyer has advised Seller that the required slope lines may result in a loss of the developable acreage in the northern portion of the commercial parcel identified as “Parcel 2.01 and Parcel 2.08”. Buyer shall use commercially reasonable efforts to obtain the City’s approval of the originally planned slope lines so that the northern portion of such Parcel 2.01 and Parcel 2.08 may be developed, but if as of the Phase 2 Closing, the City- required slope line results in a reduction of developable acreage of Parcel 2.01 or Parcel 2.08, then Buyer shall be entitled to a credit against the Phase 2 Purchase Price in the amount of One Million Two Hundred Fourteen Thousand Nine Hundred Forty-Six and No/100 Dollars ($1,214,946.00). 9. Extension Fee. In consideration of Seller’s agreement to extend the Closing Date for each Phase as provided in this Amendment, commencing on December 1, 2025 and continuing on the first day of each calendar month thereafter, Buyer shall deliver to Seller a monthly extension

SMRH:4880-9479-5224.22 -5- 101824 39ZR-379857 1614657673.2 fee (each, a “Monthly Extension Fee”, and collectively, the “Monthly Extension Fees”) in an amount equal to six percent (6%) per annum of the aggregate sum of the Phase 2 Purchase Price and the Phase 3 Purchase Price (i.e. $519,723.86 per month). Following the Phase 2 Closing and until the Phase 3 Closing, the Monthly Extension Fees shall be adjusted to reflect an amount equal to six percent (6%) per annum of the Phase 3 Purchase Price only (i.e. $258,271.14 per month). The Monthly Extension Fees shall be non-refundable to Buyer and shall not be applicable to the Purchase Price to be paid at any Closing. 10. Sections 1.3.1 and 1.3.2; Exhibit B-3 – The Phase 3 Property. Sections 1.3.1 and 1.3.2 of the Purchase Agreement and the corresponding exhibits provide for the Phasing Plan and the survey depictions of Phase 1 and Phase 2. Notwithstanding anything stated to the contrary in the Purchase Agreement, including, without limitation, Sections 1.3.1 and 1.3.2 thereof, Phase 3 to be purchased by Buyer is depicted on the Phasing Plan attached hereto as Exhibit B-3, and the revised Phase 2 is also shown on Exhibit B-3 attached hereto. Further, Exhibit B-1 attached to the Purchase Agreement remains unchanged, but Exhibit B-2 attached to the Purchase Agreement showing Phase 2 shall be, and hereby is, deleted in its entirely, given that the revised Phase 2 is now shown on the Phasing Plan attached hereto as Exhibit B-3. MODIFICATIONS TO ARTICLE 2 11. Section 2.5 – Purchase Price Reflects Future Infrastructure Costs. The overall Infrastructure Work has not changed, but the Infrastructure Work, and timing of completion thereof, must be allocated between the three Phases. As amended in Section 12 below, the Buyer Infrastructure Development Obligations Narrative separately designates the portions of the Infrastructure Work which will comprise of the off-site infrastructure and onsite infrastructure work and improvements required for the Phase 1 Infrastructure Work, Phase 2 Infrastructure Work, and for the development of the Phase 3 Property (the “Phase 3 Infrastructure Work”). Subject to and following the Phase 3 Closing, Buyer (or Buyer’s Designee) shall be responsible for the construction of the Phase 3 Infrastructure Work. If the Purchase Agreement is terminated for any reason after the Phase 1 Closing and Phase 2 Closing occur but prior to the Phase 3 Closing hereunder, Buyer (or Buyer’s Designee) shall only be obligated to construct (or cause the construction of) the Phase 1 Infrastructure Work and Phase 2 Infrastructure Work and shall have no obligation whatsoever under the Purchase Agreement or otherwise to construct or complete the Phase 3 Infrastructure Work. Notwithstanding the foregoing and anything to the contrary in the Purchase Agreement, if the Phase 1 Closing occurs, (i) Buyer shall complete the construction of the Phase 1 Infrastructure Work prior to the Phase 2 Closing, subject to Force Majeure Delay (as such term is defined in the Infrastructure Development Agreement), if applicable, and (ii) Buyer shall be responsible to complete the Casino Site Infrastructure Work pursuant to Section 2.5.2 of the Purchase Agreement. Further, Section 2.5.2 of the Purchase Agreement is hereby amended and modified to add the following language to the end of the paragraph: “Buyer and Seller acknowledge and agree that the Infrastructure Work and the Casino Site Infrastructure Work detailed in the Agreement and Schedule 2.5.2(B) is subject to and shall be automatically modified to the extent reasonably necessary to conform with the requirements hereafter established by the City or any other governmental or quasi-governmental agency, NV Energy, SW Gas, and any other utility SMRH:4880-9479-5224.22 -6- 101824 39ZR-379857 1614657673.2 provider in connection with the development of the Property and the Village 2 Casino Property, as may be applicable.” 12. Schedule 2.5.2(B) – Buyer Infrastructure Development Obligations Narrative. To memorialize the parties’ agreement as to the Phase 3 Infrastructure Work, the Required Finished Height, the Required Fill, and the Required Fill Source, the Buyer Infrastructure Development Obligations Narrative set forth on Schedule 2.5.2(B) of the Purchase Agreement is hereby superseded and replaced in its entirety with Schedule 2.5.2(B) attached hereto and incorporated herein by reference. 13. Section 2.5.3 – Finished Height of North 5th Street and Quantity of Fill Required for Import Stockpile. Buyer and Seller hereby agree that the finished height of North 5th Street adjacent to the N 5th Fill Parcels to meet the North 5th Access Grading requirements is 2,124.20 feet (the “Required Finished Height”). The Required Finished Height is reflected in the Buyer Infrastructure Development Obligations Narrative set forth in Schedule 2.5.2(B) attached to this Amendment. Buyer and Seller further agree that the quantity of fill required for the Import Stockpile shall be 141,302 cubic yards (the “Required Fill”) and such amount of fill will be available to Buyer for import onto the N 5th Fill Parcels from the Phase 1 Property and/or the Phase 2 Property adjacent to the N 5th Fill Parcels (the “Required Fill Source”), which Required Fill and Required Fill Source is reflected in the Buyer Infrastructure Development Obligations Narrative set forth in Schedule 2.5.2(B), as amended hereby. 14. Schedule 2.5.3 - Form of Construction License Agreement. Pursuant to Section 2.5.3 of the Purchase Agreement, the parties hereby agree that the approved form of Construction License Agreement is attached hereto as Schedule 2.5.3 (subject to completion of any blanks and missing information and exhibits, if any). Schedule 2.5.3 attached hereto shall be, and hereby is, attached to the Purchase Agreement as Schedule 2.5.3. 15. Sections 2.6 – Construction Exactions. As described in Section 8 above, the Construction Exactions described in Section 2.6 of the Purchase Agreement will not change, such that the Phase 2 Construction Exaction Amount will continue to be paid at the Phase 2 Closing and no Construction Exactions will be paid at the Phase 3 Closing. MODIFICATIONS TO ARTICLE 3 AND 4 16. Section 3.4.1 – Title Deliveries by Seller. Notwithstanding anything stated to the contrary in the Purchase Agreement, including, without limitation, Sections 3.4.1 and 3.4.2 thereof, Buyer shall be deemed to have received and approved the Title Report and Survey, if any. 17. Section 3.6 – Assignment of Plans. The Purchase Agreement currently provides that Seller shall use commercially reasonable efforts to obtain the Consents to assign to Buyer all of Seller’s rights in the Plans and Contracts. Notwithstanding the provisions of Section 3.6 of the Purchase Agreement, Buyer hereby acknowledges and agrees that it has waived its right to receive the Consents and the related right to terminate the Purchase Agreement under Section 3.6 thereof. Accordingly, the second, third, and fourth sentences of Section 3.6 of the Purchase Agreement and the form of Consent attached as Exhibit M to the Purchase Agreement shall be hereby deleted in their entirety. The parties hereby agree that the Plans shall be assigned to Buyer by a general SMRH:4880-9479-5224.22 -7- 101824 39ZR-379857 1614657673.2 assignment in the form attached hereto as Exhibit L (subject to completion of any blanks and missing information and exhibits, if any). The form of Assignment of Plans attached as Exhibit L to the Purchase Agreement shall be, and hereby is, deleted therefrom, and Exhibit L attached hereto shall be, and hereby is, substituted in its place and stead. 18. Section 4.7 – Village 2 Association Documents. Pursuant to Section 4.7 of the Purchase Agreement, the parties hereby agree that the approved forms of the Village 2 Association Documents are attached hereto as Schedule 4.7(A) (subject to completion of any blanks and missing information and exhibits, if any). Schedule 4.7(A) attached hereto shall be, and hereby is, attached to the Purchase Agreement as Schedule 4.7(A). The Village 2 Association Documents shall consist of the following: (i) Village 2 Owners Association Declaration, (ii) Bylaws of the Villages at Tule Springs, Village 2 Community Association, (iii) Articles of Formation – Nonprofit Corporation, and (iv) Additional Articles of Incorporation of the Villages at Tule Springs, Village 2 Community Association. In the event that Buyer desires to finalize and record (or cause to be recorded) the Village 2 Owners Association Declaration in the Official Records before the Phase 3 Closing Date, then, prior to or concurrently with such recording, Buyer and Seller shall enter into a partial assignment and assumption agreement with respect to the rights of Buyer and/or the Village Developer, as applicable, as the declarants under the Village 2 Owners Association Declaration, in the form of Schedule 4.7(B) attached hereto and made a part hereof. The provisions of this Section shall survive each applicable Closing. 19. Section 4.10.2 – Easements for the Development of Village 2. Pursuant to Section 4.10.2 of the Purchase Agreement, the parties hereby agree that the approved forms of the assignment of the Southern Easement Agreement and the assignment and assumption of the Temporary Drainage Easement Agreement are attached hereto in the forms of Schedule 4.10.2(A) (the “Assignment of Southern Easement”) and Schedule 4.10.2(B) (the “Assignment of Temporary Drainage Easement”), respectively (subject to completion of any blanks and missing information and exhibits, if any). Schedule 4.10.2(A) and Schedule 4.10.2(B) attached hereto shall be, and hereby are, attached to the Purchase Agreement as Schedule 4.10.2(A) and Schedule 4.10.2(B). 20. Sections 4.10.3, 6.1, 6.2.1, 6.2.2, 6.11.5 – General Interpretation to Reflect Phase 3. The Purchase Agreement currently provides for certain deadlines and references based on the Closing occurring in two (2) phases, which shall be amended to reflect Closing in three (3) phases. Notwithstanding anything stated to the contrary in the Purchase Agreement, Sections 4.10.3, 6.1, 6.2.1, 6.2.2, and 6.11.5 of the Purchase Agreement are hereby amended and modified to (a) replace the reference to the “Phase 1 Closing” therein with the “Phase 1 Closing and/or the Phase 2 Closing, as applicable”; (b) replace the reference to the “Phase 2 Property” therein with the “Phase 2 Property and/or the Phase 3 Property, as applicable”, (c) replace the reference to the “Phase 2 Closing” therein with the “Phase 3 Closing”, and (d) replace the reference to the “Phase 1 Infrastructure Work” therein with the “Phase 1 Infrastructure Work and/or the Phase 2 Infrastructure Work, as applicable.” 21. Section 4.10.4 – Utility Corridor Easement. Pursuant to Section 4.10.4 of the Purchase Agreement, the parties hereby agree that the approved form of Phase 2 Utility Corridor SMRH:4880-9479-5224.22 -8- 101824 39ZR-379857 1614657673.2 Easement is attached hereto as Schedule 4.10.4 (subject to completion of any blanks and missing information and exhibits, if any) and applicable to the Phase 2 Property and the Phase 3 Property. Schedule 4.10.4 attached hereto shall be, and hereby is, attached to the Purchase Agreement as Schedule 4.10.4. Furthermore, notwithstanding the provisions of Section 4.10 of the Purchase Agreement, Seller (a) agrees to execute such deed(s) of dedication before the Phase 1 Closing in the form required by the City as may be requested by Buyer, at Buyer’s sole cost and expense, for the dedication of “Street A” from North 5th Street to Losee Road, together with such additional adjacent common elements area as may be required for public utility easements; (b) agrees to execute and deliver such permissions to grade agreements as may be reasonably requested by Buyer, at Buyer’s sole cost and expense, over and across portions of the Phase 2 Property and/or the Phase 3 Property; and (c) shall grant such other easements as may be reasonably requested by Buyer over and across portions of the Phase 2 Property and/or the Phase 3 Property, as may be reasonably necessary to develop the Property. MODIFICATIONS TO ARTICLES 5-8 22. Sections 5.1, 5.2, 5.3, and 7.2.1 – Entitlements Condition. Notwithstanding anything stated to the contrary in the Purchase Agreement, including Sections 5.1, 5.2, 5.3, and 7.2.1, Seller has received Final Approval of the Required Entitlement Documents and shall hereby be deemed to have satisfied the Entitlements Condition. Accordingly, Buyer shall no longer have the right to extend the Phase 1 Closing Date or terminate the Purchase Agreement under Section 5.3.5 thereof or otherwise because of the non-satisfaction of the Entitlements Condition. Notwithstanding the foregoing, to the extent that Buyer determines any further amendments or modifications to the approved Required Entitlement Documents are needed, such amendments and/or modifications shall be deemed a Buyer Entitlement Matter subject to Section 5.4 of the Purchase Agreement and shall not be a condition of Closing. Furthermore, the parties acknowledge that each of the Phase 2 Property and the Phase 3 Property are not current legal parcels for the proposed division of the Property into the Phase 2 Property and the Phase 3 Property to be conveyed to Buyer at the Phase 2 Closing and the Phase 3 Closing in accordance with the Phasing Plan. As such, the parties agree that Buyer shall, at Buyer’s sole cost and expense, prepare and submit to the City such parcel or subdivision maps as Buyer may deem reasonably necessary and Seller agrees to cooperate with Buyer in order to accomplish the foregoing; provided, however, that Buyer’s pursuit and submission of any such parcel and/or subdivision maps shall be subject to Seller’s prior review and approval pursuant to the Seller Review Standard. 23. Sections 5.5.2 and 5.5.3 – Creation of Special Improvement Districts. Notwithstanding anything to the contrary in Sections 5.5.2 and 5.5.3 of the Purchase Agreement, the restrictions and limitations set forth in Sections 5.5.2 and 5.5.3 (limiting applying for and creating a SID prior to a Closing) shall also apply to the Phase 3 Property prior to the Phase 3 Closing. 24. Section 6.2.1 and 6.2.2 – Infrastructure Improvement Plans. Without limiting the applicability of general modifications described in Section 20 above, the provisions of Sections

SMRH:4880-9479-5224.22 -9- 101824 39ZR-379857 1614657673.2 6.2.1 and 6.2.2 shall apply to the Infrastructure Improvement Plans necessary for the Phase 3 Infrastructure Work as if Section 6.2.1 and 6.2.2 had initially referenced the three Phases and the Buyer Infrastructure Work had initially been divided by three Phases. 25. Section 6.3 – Village Developer Assignment; City Village Developer Consent. Pursuant to Section 6.3 of the Purchase Agreement, the parties hereby agree that the approved form of Village Developer Assignment is attached hereto as Schedule 6.3 (subject to completion of any blanks and missing information and exhibits, if any). The form of Village Developer Assignment attached as Schedule 6.3 to the Purchase Agreement shall be, and hereby is, deleted therefrom, and Schedule 6.3 attached hereto shall be, and hereby is, substituted in its place and stead. Further, notwithstanding anything stated to the contrary in the Purchase Agreement, including, without limitation, Section 6.3 thereof, the City Village Developer Consent was not included within the Major Modification submitted to and approved by the City, and, as such, Seller shall continue to (and Seller shall cause Master Developer to) work after the Amendment Effective Date to obtain such City Village Developer Consent. 26. Sections 6.3, 7.3.7, and 7.4.3 – Assignment of Village 2 Developer Rights. Pursuant to Section 6.3 of the Purchase Agreement, the parties hereby agree that the approved form of Village Developer Amendment is attached hereto as Schedule 6.3.1 (subject to completion of any blanks and missing information and exhibits, if any). Schedule 6.3.1 attached hereto shall be, and hereby is, attached to the Purchase Agreement as Schedule 6.3.1. Notwithstanding the foregoing or anything stated to the contrary in the Purchase Agreement, including, without limitation, Sections 6.3, 7.3.7, and 7.4.3 thereof, the Master Developer shall assign the rights and obligations of the Village Developer for Village 2 with respect to the Phase 3 Property at the Phase 3 Closing, and Buyer and Seller shall deliver an original, duly executed VDA Amendment at the Phase 3 Closing in the form of Schedule 6.3.1 attached hereto and made a part hereof (subject to revisions for the amendment to apply to the Phase 3 Property and not the Phase 2 Property). 27. Sections 6.4.1 and 6.4.2 – Compliance with TUSK Agreement; Assignment. Section 6.4.1 of the Purchase Agreement is hereby amended and modified to add the following language to the end of the paragraph: “Buyer and Seller acknowledge and agree that the obligations to be assumed by the Buyer under the TUSK Assignment Agreement (including without limitation, the Monument Trailhead Improvements) with respect to the improvements on P2.03 shall be limited to the improvements detailed in Exhibits “F” and “G” to the TUSK Agreement and Buyer’s obligations shall include any landscape improvements on P2.03.” Pursuant to Section 6.4.2 of the Purchase Agreement, the parties hereby agree that the approved form of TUSK Assignment Agreement is attached hereto as Schedule 6.4.2 (subject to completion of any blanks and missing information and exhibits, if any). Schedule 6.4.2 attached hereto shall be, and hereby is, attached to the Purchase Agreement as Schedule 6.4.2. 28. Section 6.6 – Existing Performance Deed of Trust; Alternative Security. Pursuant to the New Phasing Plan, the purchase and sale of Parcel 2.09A, which is subject to the Performance Deed of Trust, will be split between the Phase 2 Closing and the Phase 3 Closing. Because of this the requirements and applicability of Section 6.6 of the Purchase Agreement to the “Phase 2 Closing”, such that the Performance Deed of Trust shall be released at the Phase 2 Closing SMRH:4880-9479-5224.22 -10- 101824 39ZR-379857 1614657673.2 and Buyer shall have satisfied the Performance Deed of Trust Release Conditions at the Phase 2 Closing. 29. Section 6.7.1 – Trailhead Exactions Infrastructure Development Agreement. Section 6.7.1 of the Purchase Agreement is hereby amended and modified to add the following language to the end of the paragraph: “For the avoidance of doubt, the Monument Trailhead Improvements shall expressly include any landscaping improvements within the CNLV Monuments Trailhead (as defined in the TUSK Agreement) located on the Finger Parcel” (and which landscaping improvements are defined as the Additional Improvements in Section 31 hereof). Further, pursuant to Section 6.7.1 of the Purchase Agreement, the parties agree that the approved form of Monument Trailhead Infrastructure Development Agreement is attached hereto as Schedule 6.7.1 (subject to completion of any blanks and missing information and exhibits, if any). The form of Monument Trailhead Infrastructure Development Agreement attached as Schedule 6.7.1 to the Purchase Agreement shall be, and hereby is, deleted therefrom, and Schedule 6.7.1 attached hereto shall be, and hereby is, substituted in its place and stead. 30. Schedule 6.7.2 – Form of Monument Trailhead Escrow Agreements. Pursuant to Section 6.7.2 of the Purchase Agreement, the parties hereby agree that (i) the approved form of Monument Trailhead Escrow Agreement for the engineering and design of the Monument Trailhead Improvements is attached hereto as Schedule 6.7.2(A) (subject to completion of any blanks and missing information and exhibits, if any, including specific escrow account information), and (ii) the approved form of Monument Trailhead Escrow Agreement for the construction of the Monument Trailhead Improvements is attached hereto as Schedule 6.7.2(B) subject to completion of any blanks and missing information and exhibits, if any, including specific escrow account information). Schedule 6.7.2(A) and Schedule 6.7.2(B) shall be, and hereby is, attached to the Purchase Agreement as Schedule 6.7.2(A) and Schedule 6.7.2(B), respectively. 31. Section 6.7.2 – Trailhead Funding. Based on increased material and construction costs to fulfill the infrastructure obligations outlined in the TUSK Agreement, and certain additional improvements that were agreed upon between Seller (or its affiliates) and the City in conjunction with the most recent Major Modification to the Development Agreement (the “Additional Improvements”), as well as ongoing work and anticipated requirements from the City, the parties acknowledge and agree that the amount of the Monument Trailhead Funds in Section 6.7.2 of the Purchase Agreement is hereby increased to $5,815,240.80, and that the amounts set forth in both of the Monument Trailhead Escrow Agreements will be adjusted accordingly. Notwithstanding the foregoing, in the event that the City does not require a sewer line between N. 5th Street and the restrooms within the Trailhead Improvements, which results in actual cost savings to Buyer, Buyer shall pay to Seller the total amount of Buyer’s actual cost savings. 32. Sections 6.9.3 – Phase 4 Infrastructure Holdback Escrow Agreement. Pursuant to Section 6.9.3 of the Purchase Agreement, the parties hereby agree that the approved form of Phase 4 Infrastructure Holdback Escrow Agreement is attached hereto as Schedule 6.9.3 (subject to completion of any blanks and missing information and exhibits, if any). Schedule 6.9.3 attached hereto shall be, and hereby is, attached to the Purchase Agreement as Schedule 6.9.3. SMRH:4880-9479-5224.22 -11- 101824 39ZR-379857 1614657673.2 33. Section 6.9.4 – D.R. Horton Closing. Seller has advised Buyer that D.R. Horton (through a land banking relationship) has closed on the Village 1 Phase 4 land on October 3, 2024. D.R. Horton is the Village 1 Village Developer and owns, together with its land banker(s), all the developable land in Village 1 of the Planned Community. Seller has delivered to Buyer a copy of the Phase 4 Infrastructure Development Agreement. The approved form of Assignment of Phase 4 IDA Step-In Rights is attached hereto as Schedule 6.9.4 (subject to completion of any blanks and missing information and exhibits, if any). Schedule 6.9.4 shall be, and hereby is, attached to the Purchase Agreement as Schedule 6.9.4. At the Phase 1 Closing, Seller and Buyer or the Village Developer shall execute the Assignment of Phase 4 IDA Step-In Rights and Seller shall provide written notice to D.R. Horton of such assignment in accordance with Section 1.2.8 of the Phase 4 Infrastructure Development Agreement (and copy Buyer and Village Developer on such notice). 34. Section 6.11 – NV Energy MPU Agreement. Notwithstanding anything stated to the contrary in Section 6.11.2 of the Purchase Agreement, Buyer shall also work directly with NV Energy to enter into one or more separate NVE-required addendums to the NVE MPU Agreement as related to the Phase 3 Property (each or collectively, the “Phase 3 MPU Addendum”) and Seller shall cause Master Developer to cooperate with such efforts in accordance with Section 6.11.2. Further, all of Buyer’s and Seller’s rights, obligations, and acknowledgments under Section 6.11 shall apply to the Phase 3 Property with respect to the Phase 3 Closing, to such extent as though the Phase 3 Property and the Phase 3 MPU Addendum had been originally contemplated within the scope of Section 6.11. Buyer shall be solely responsible for the payment of the wire advancement fee in connection with the Phase 3 MPU Addendum, together with any costs and expenses in connection with additional agreements with respect to the Property in addition to the Phase 3 Addendum. Notwithstanding the foregoing or anything stated to the contrary in the Purchase Agreement, the NVE MPU Assignment described in Sections 6.11.5, 7.3.10 and 7.4.7 thereof, shall be executed at the Phase 3 Closing and not the Phase 2 Closing. 35. Section 7 – Closing Deliveries. Notwithstanding anything to the contrary contained herein, the parties acknowledge that the Phase 1 Closing is scheduled to occur after various holidays such that the parties agree to cause all closing deliverables for the Phase 1 Closing required pursuant to Sections 7.3 and 7.4 to be delivered into Escrow on or before Monday, November 25, 2024, except for the funds due from Buyer pursuant to Section 7.4.1.1 which shall be delivered into Escrow on the Phase 1 Closing Date. 36. Section 7.2 – Buyer’s Conditions Precedent to Closing. The Purchase Agreement is hereby amended to add the following conditions to Section 7.2 as Buyer’s Conditions Precedent; provided, however, in the event that the condition set forth in Section 7.2.8 hereof has not been satisfied by November 22, 2024, Seller shall have the right to elect to extend the Phase 1 Closing Date one or more times, not to exceed one-hundred and twenty (120) days in the aggregate, by delivering written notice to Buyer at least two (2) business days prior to the Phase 1 Closing Date, and the new Phase 1 Closing Date shall be extended to the date that is ten (10) days after the date on which Seller satisfies the condition as provided below. 7.2.8. Infrastructure Development Agreement Amendment. No later than November 22, 2024, Seller shall cause the Infrastructure Development Agreement by and among SMRH:4880-9479-5224.22 -12- 101824 39ZR-379857 1614657673.2 Seller, Master Developer and the Village 2 Casino Property Owner to be amended to extend the Outside Commencement Date thereunder to December 31, 2026, and to extend the Outside Completion Date thereunder to December 31, 2028, in a form reasonably acceptable to Buyer. 7.2.9. Payment Guaranty. No later than November 25, 2024, Seller shall have delivered the duly executed Payment Guaranty to Buyer in accordance with this Amendment. 7.2.10. City Village Developer Consent. No later than November 25, 2024, Seller shall have obtained the City Village Developer Consent. If the City Village Developer Consent has not been obtained by such date, then Buyer and Seller shall continue to (and Seller shall cause Master Developer to) work together after the Phase 1 Closing Date to obtain such City Village Developer Consent in accordance with Section 6.3 of the Purchase Agreement. 7.2.11. NPS/City Consent. No later than November 25, 2024, NPS and the City shall have approved the TUSK Assignment Agreement in the form of Consent to Partial Assignment and Assumption of Agreement attached to the TUSK Assignment Agreement (See Schedule 6.4.2 attached hereof). If, for any reason, NPS or the City does not approve the TUSK Assignment Agreement by such date, the parties shall continue to work together after the Phase 1 Closing Date to obtain such consent in accordance with Section 6.4.2 of the Purchase Agreement. 37. Section 7.3.5 – Release from Planned Community Exactions. Notwithstanding anything stated to the contrary in the Purchase Agreement, the Release from Planned Community Exactions executed at the Phase 2 Closing shall apply to both the Phase 2 Property and the Phase 3 Property. 38. Section 7.9 – Survival of Subsequent Closings. Notwithstanding anything to the contrary contained in the Purchase Agreement, including Section 7.9 thereof, the parties agree that the provisions of the Purchase Agreement, including, without limitation, any provision which contemplates performance or pertains to matters occurring after the Phase 1 Closing but prior to the Phase 2 Closing or Phase 3 Closing, shall survive the Phase 1 Closing, except for any provisions which specifically state that such provision does not survive the Phase 1 Closing; provided, however, if the Purchase Agreement is terminated for any reason after the Phase 1 Closing has occurred but before the Phase 2 Closing has occurred, then such termination shall not apply to (and shall not be deemed to apply to) any provisions of the Purchase Agreement which pertain to the Phase 1 Closing or the Phase 1 Property and which survive (or are deemed to survive) the Phase 1 Closing; and provided further, if the Purchase Agreement is terminated for any reason after the Phase 1 Closing and Phase 2 Closing have occurred but before the Phase 3 Closing has occurred, then such termination shall not apply to (and shall not be deemed to apply to) any provisions of the Purchase Agreement which pertain to the Phase 1 Closing, the Phase 2 Closing, the Phase 1 Property, or the Phase 2 Property and which survive (or are deemed to survive) the Phase 1 Closing and the Phase 2 Closing. 39. Section 8 – Seller’s Representations and Warranties. Notwithstanding anything stated to the contrary in the Purchase Agreement, including, without limitation, Section 8 thereof, Seller shall not be required to make representations as to the Phase 1 Property or Phase 2 Property at the Phase 3 Closing, but shall make such representations as to the Phase 3 Property.

40. **<u>Section 8.13.2 – Seller REIT Holdback Approval</u>**. Notwithstanding anything stated to the contrary in the Purchase Agreement, including <u>Section 8.13.2</u> thereof, Seller has received the Seller REIT Holdback Approval and shall hereby be deemed to have satisfied Seller's obligations under <u>Section 8.13.2</u>. Accordingly, neither Seller nor Buyer shall have the right to terminate the Purchase Agreement pursuant to <u>Section 8.13.2</u> thereof.

41. **<u>Section 9.1 – Buyer Due Organization</u>**. Notwithstanding anything stated to the contrary in the Purchase Agreement, <u>Section 9.1</u> of the Purchase Agreement is hereby amended and modified to replace the reference to "[limited liability company]" therein with "corporation", to reflect the due organization of the Buyer entity.

<u>MISCELLANEOUS PROVISIONS</u>

42. **<u>Miscellaneous</u>**. Except as specifically amended hereby, the Purchase Agreement shall remain and continue in full force and effect. This Amendment may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument. To facilitate execution of this Amendment, the parties may execute and exchange by telephone facsimile or by electronic mail in a "PDF" format counterparts of the signature pages. This Amendment may be signed by either Party by electronic signature using Authentisign, DocuSign or similar technology provided that the Party using such technology must submit an original, handwritten signature to the other Party promptly upon request.

43. **<u>Exhibits and Schedules</u>**. For ease of reference, this Amendment contains a list of the Exhibits and Schedules to the Purchase Agreement in order to reflect which Exhibits and Schedules are unchanged, have been replaced, or have been added by this Amendment.

(Remainder of page intentionally left blank; signature pages follow.)

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IN WITNESS WHEREOF, the undersigned parties have executed this Amendment to be effective as of the Amendment Effective Date.

SELLER:

PACIFIC OAK SOR TULE SPRINGS OWNER TRS, LLC,
PACIFIC OAK SOR TULE SPRINGS VILLAGE 2 PARCELS OWNER, LLC,
each, a Delaware limited liability company

By: /s/ Brian Ragsdale
Name: Brian Ragsdale
Title: President

(Signatures continue on following page.)

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BUYER:

KB HOME LAS VEGAS INC.,
a Nevada corporation

By: /s/ Jim McDade
Name: Jim McDade
Title: Division President

(End of signatures.)

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LIST OF EXHIBITS AND SCHEDULES TO THE AGREEMENT

No.	Name of Exhibit/ Schedule	After the Amendment Effective Date
EXHIBIT A	LEGAL DESCRIPTION OF THE PROPERTY	Unchanged
EXHIBIT B	CURRENT VILLAGE 2 FINAL MAP	Unchanged
EXHIBIT B-1	SURVEY DEPICTION OF PHASE 1 PROPERTY	Unchanged
EXHIBIT B-2	SURVEY DEPICTION OF PHASE 2 PROPERTY	Deleted; partially replaced by new B-3
EXHIBIT B-3	PHASING PLAN	Original replaced
EXHIBIT C	PROPERTY MATERIALS	Unchanged
EXHIBIT D	FORM OF DEED	Unchanged
EXHIBIT D-1	FORM OF FINGER PARCEL DEED	Unchanged
EXHIBIT E	FORM OF OWNER'S AFFIDAVIT	Unchanged
EXHIBIT F	LEGAL DESCRIPTION OF THE VILLAGE 2 CASINO PROPERTY	Unchanged
EXHIBIT G	PARCEL SPLIT MAP	Unchanged
EXHIBIT H	REVISED LAND USE PLAN	Unchanged
EXHIBIT I	CURRENT MASTER TENTATIVE MAP	Unchanged
EXHIBIT J	LIST OF LITIGATION	Unchanged
EXHIBIT K	FORM OF GENERAL ASSIGNMENT	Unchanged
EXHIBIT L	FORM OF ASSIGNMENT OF PLANS	Original Replaced
EXHIBIT M	FORM OF CONSENT	Deleted
EXHIBIT N	FORM OF RELEASE FROM PLANNED COMMUNITY EXACTIONS	Unchanged
EXHIBIT O	FORM OF NON-FOREIGN AFFIDAVIT	Unchanged
EXHIBIT P	FORM OF SELLER'S REPRESENTATION CERTIFICATE	Unchanged
EXHIBIT Q	PHASE 4 INFRASTRUCTURE DEVELOPMENT OBLIGATIONS NARRATIVE	Unchanged
EXHIBIT R	MASTER DEVELOPER ESTOPPEL CERTIFICATE	Unchanged

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SCHEDULE 2.5.2(A)	INFRASTRUCTURE BUDGET	Unchanged
SCHEDULE 2.5.2(B)	BUYER INFRASTRUCTURE DEVELOPMENT OBLIGATIONS NARRATIVE	Original replaced
SCHEDULE 2.5.3	FORM OF CONSTRUCTION LICENSE AGREEMENT	New
SCHEDULE 2.6	CONSTRUCTION EXACTIONS AND PRO RATA SHARE	Unchanged
SCHEDULE 4.7(A)	FORMS OF VILLAGE 2 ASSOCIATION DOCUMENTS	New
SCHEDULE 4.7(B)	FORM OF DECLARATION ASSIGNMENT	New
SCHEDULE 4.8	LIST OF CURRENT COMMON AREA PARCELS	Unchanged
SCHEDULE 4.9.2	FORM OF CASINO RESTRICTIVE COVENANT JOINDER	Unchanged
SCHEDULE 4.9.3	VILLAGE 2 CASINO PROPERTY OWNER SEWER ALLOCATION	Unchanged
SCHEDULE 4.10.2(A)	FORM OF ASSIGNMENT OF SOUTHERN EASEMENT	New
SCHEDULE 4.10.2(B)	FORM OF ASSIGNMENT OF TEMPORARY DRAINAGE EASEMENT	New
SCHEDULE 4.10.4	FORM OF UTILITY CORRIDOR EASEMENT	New
SCHEDULE 6.3	FORM OF VILLAGE DEVELOPER ASSIGNMENT	Original replaced
SCHEDULE 6.3.1	FORM OF VDA AMENDMENT	New
SCHEDULE 6.4.2	FORM OF TUSK ASSIGNMENT AGREEMENT	New
SCHEDULE 6.7.1	FORM OF MONUMENT TRAILHEAD INFRASTRUCTURE DEVELOPMENT AGREEMENT	Replaced
SCHEDULE 6.7.2(A)	FORM OF MONUMENT TRAILHEAD ESCROW AGREEMENT (ENGINEERING AND DESIGN)	New
SCHEDULE 6.7.2(B)	FORM OF MONUMENT TRAILHEAD ESCROW AGREEMENT (CONSTRUCTION)	New
SCHEDULE 6.8	DEPICTION OF VILLAGE 2 OFFSITE SEWER LINE	Unchanged
SCHEDULE 6.8(A)	FORM OF SEWER LINE ESCROW AGREEMENT JOINDER	Unchanged
SCHEDULE 6.9.3	PHASE 4 INFRASTRUCTURE HOLDBACK ESCROW AGREEMENT	New

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SCHEDULE 6.9.4	FORM OF ASSIGNMENT OF PHASE 4 IDA STEP-IN RIGHTS	New
SCHEDULE 6.11.5	NVE MPU ASSIGNMENT	Unchanged
SCHEDULE 6.14	DEPICTION OF EXISTING CITY DRAINAGE EASEMENTS	Unchanged
SCHEDULE 7	PAYMENT GUARANTY	New

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